Documentation Risk Department
                            Wholesale & International
                            Lloyds TSB Bank plc   Direct Line: 020 7356 1456
                            71 Lombard Street     Switchboard: 020 7626 1500
                            London                Facsimile:   020 7356 1205
                            EC3P 3BS

                                                  Reference:   D/CMAR/HBMK1808



The Directors                                     6th March 2001
Trikon Technologies Limited
Ringland Way
Newport
Gwent NP6 2TA





Dear Sirs,

(pound)15,000,000 TERM LOAN FACILITY
-------------------------------------

We, Lloyds TSB Bank plc (the "Bank") are pleased to offer to Trikon Technologies Limited (company registered number 1373344 and herein referred to as the "Borrower") a loan facility of (pound)15,000,000 (fifteen million pounds sterling) (the "Facility") upon and subject to the terms and conditions of this letter.

1. Definitions

"Acceptance Date" means the date of the signed acceptance of this letter by the Borrower and the Parent. If the Borrower and the Parent sign this letter on different dates, the Acceptance Date shall be the later of the two dates.

"Associated Costs Rate" means an amount which the Bank shall determine from time to time to be necessary to compensate the Bank for the cost or loss to it of complying with any liquidity, monetary control, or prudential requirements or of any other charge existing from time to time of the Bank of England, the Financial Services Authority or any other regulatory authority to the extent that these relate to the amount of the drawing or the liabilities incurred to fund the Loan.

"Borrowing" shall without prejudice to the generality of that expression include all indebtedness for money borrowed or raised by whatever means and all liabilities and indebtedness, whether or not then due, under acceptance credits and hire purchase, instalment credit, equipment leasing or similar agreements, any amounts guaranteed and all other actual or contingent liabilities but excluding trade debts and liabilities for the payment of tax.

"Business Day" means a day other than a Saturday or a Sunday on which banks are open for general business in London.

"Commitment Termination Date" means 6th April 2001 or the date on which the Facility is drawn, whichever shall first occur.

"Consolidated Net Worth" means at any particular time the aggregate of the amount paid up on the issued share capital of the Parent and the consolidated distributable and non-distributable reserves of the Parent and its Subsidiary Undertakings but (a) after deducting the total of any debit balance on profit and loss account and the book value of any intangible assets including but not limited to goodwill, and (b) excluding any minority interests in Subsidiary Undertakings and any increase in the valuation of assets subsequent to the date of the Financial Statement.

"Current Account" means the sterling current account of the Borrower with the Bank's City Office Branch (numbered 300002 0573944) or any account opened with the Bank in replacement of or in substitution for such account.

 "Event of Default" means an event described in Clause 10 hereof or any circumstance which with the giving of notice and/or the passing of time could become such an event.

"Financial Statement" means at any particular time the then latest audited consolidated balance sheet and profit and loss account (each prepared on the same basis and in accordance with the same accounting principles as the latest such balance sheet and profit and loss account received by the Bank prior to the date of this letter) of the Parent and its Subsidiary Undertakings together with the notes to both.

"Interest Period" means a specific period for which the interest rate applicable to the Loan is determined. The length of each Interest Period shall be 3 months provided that no Interest Period may extend beyond a Repayment Date without the agreement of the Bank.

"Loan" means at any particular time, the principal amount available to be borrowed hereunder or, as the case may be, the principal amount borrowed and remaining outstanding hereunder.

"Net Borrowing" means Borrowing less the aggregate of all freely available cash and credit balances with banks ("bank" having the meaning ascribed to it in Section 840A of the Income and Corporation Taxes Act 1988).

"Offered Rate" means, in relation to any Interest Period the rate offered to the Bank as determined by the Bank in the London interbank market at or about 11a.m. (or such later time as may be agreed between the Bank and the Borrower) on the first day of that Interest Period for sterling deposits in the amount of the Loan for the term of the Interest Period.

"Parent" means Trikon Technologies Inc (company registered number 95-4054321).

"PBIT" means the consolidated profit of the Parent and its Subsidiary Undertakings before taxation and interest paid and payable. Credit items of an extraordinary nature and credit items of an exceptional nature shall be excluded for the purpose of any relevant computation hereunder unless otherwise expressly agreed by the Bank.

"Repayment Date" means the date which is 12 months after the date the Facility is drawn down and each date occurring at annual intervals thereafter until all amounts owing hereunder have been repaid in full.

"Specified Account" means an account nominated as a Specified Account in a written notice from the Borrower to the Bank. Such notice shall provide the Bank with all details necessary to enable the payment of moneys to the Specified Account and shall be otherwise in a form acceptable to the Bank.

"Subsidiary Undertaking" shall have the meaning ascribed to it in Section 258 of the Companies Act 1985.

Words denoting the singular number only shall include the plural and vice-versa.

2.     Drawing & Interest

2.1 The Facility may be drawn down hereunder in full in one amount on any Business Day occurring on or before the Commitment Termination Date (failing which the Facility shall be cancelled) subject to receipt by the Bank of notice from the Borrower no later than 10 a.m. on the day the drawing is to be made.

       The notice of drawing shall specify the proposed date of drawing and the account to which the proceeds are to be paid. The notice of drawing may be given by facsimile if the proceeds of the drawing are to be credited to a Specified Account. Otherwise the notice of drawing must be given by written notice. The proceeds of the drawing shall be utilised by the Borrower for general corporate purposes or for capital expenditure.

2.2 Interest will be calculated on the Loan in respect of each Interest Period applicable thereto at the aggregate of 1.25% per annum, the Offered Rate and the Associated Costs Rate. The Borrower shall pay interest on the last day of each such Interest Period.

       If at any relevant time because of changes affecting the London interbank market, the Bank is unable to make any determination of the interest rate applicable to the Loan pursuant to this clause, the interest rate applicable thereto shall be calculated by reference instead to the rate per annum which is the cost to the Bank of funding the Loan from whatever sources it may at its option select.

3.     Repayment

3.1 The drawing made hereunder shall be repaid by the Borrower in 3 consecutive equal annual instalments, one on each Repayment Date.

3.2 The Borrower shall not repay or prepay all or any part of the Loan except at the times and in the manner expressly provided for in this letter.

4.     Early Repayment

4.1 The Borrower may by not less than 5 Business Days' prior written notice specifying the date of prepayment prepay together with accrued interest the whole or any part of the Loan in minimum amounts of (pound)100,000 and a multiple thereof on the last day of an Interest Period.

4.2 No part of the Loan repaid or prepaid (whether prepaid pursuant to this clause or pursuant to any other clause of this letter) may be redrawn. The Bank will decide how to apply any part prepayment of the Loan, either by reducing subsequent repayments proportionately or by applying the part prepayment to the then latest repayment instalment(s) so as to reduce the term of the Facility.

5.     Additional Costs & Changes in Circumstances

5.1 If the application of or introduction of or any change in any applicable law, regulation, requirement, directive or request or any change in the interpretation thereof by any governmental, fiscal, monetary or other authority charged with the administration thereof or by any self-regulating organisation or court of competent jurisdiction (in any case whether or not having the force of law) shall subject the Bank or any holding company of the Bank to any tax, duty or other charge with respect hereto or change the basis of taxation on any amounts payable to the Bank hereunder (except in respect of tax on the overall net income of the Bank or any such holding company) or impose, modify or deem applicable requirements in respect of any liquid asset, special or other deposit or prudential or cash ratio or other requirements against, or the allocation by the Bank or any holding company of the Bank of capital in support of, any assets or liabilities or contingent liabilities of, deposits with or for the account of, or advances or commitments made by the Bank, and this shall increase the cost (to the Bank or any such holding company) of the Bank maintaining the Facility or shall reduce the amount of principal or interest receivable by the Bank or shall otherwise reduce the return to the Bank hereunder by an amount which the Bank deems material, the Borrower shall pay to the Bank upon demand such additional amounts as are necessary to compensate for such increased cost or reduction.

5.2 If at any time the currency in which any amount outstanding or owing in connection with the Facility is denominated is due to be or has been converted into the euro or into any other currency as a result of a change in law or by agreement between the Bank and the Borrower then:

       (a) the Bank may in its sole discretion determine and shall give written notice to the Borrower of the currency or currency unit in which all or any amounts payable under or in connection with this letter shall be paid. After the expiry of 7 days from the date of such notice all such payments shall be made in such currency or currency unit and all references in this letter to currency shall mean and include reference to a currency unit; and

       (b) the Bank may by giving not less than 21 days' written notice to the Borrower change any of the terms applying to the Facility but only to the extent that the Bank reasonably considers any such change necessary to take account of differences in market practice or to compensate for increases in costs to the Bank or to any holding company of the Bank arising from or related to such conversion or arising from or related to the introduction of or to the extension of monetary union within the European Union. Any such change shall amend the terms of this letter upon expiry of such period of notice.

       At any time within 21 days of receipt of such notice from the Bank the Borrower may prepay all (but not part) of the Loan. Any such prepayment may give rise to an amount becoming payable pursuant to Clause 11.1 hereof. Once prepaid the Loan may not be redrawn.

5.3 All legal and other costs and expenses including any stamp and other duties and registration fees on a full indemnity basis and value added tax thereon incurred by the Bank in connection with the enforcement, administration and preservation of its rights under the Facility shall be payable by the Borrower on demand.

5.4 On the Acceptance Date the Borrower shall pay to the Bank an arrangement fee of(pound)35,000.

6.     Conditions Precedent & Security

6.1 The obligations of the Bank hereunder shall not come into effect unless and until it has received in form and substance satisfactory to it:

       (a) a copy of this letter duly signed by way of acceptance on behalf of each of the Borrower and the Parent;

       (b) a certified copy of the board resolution of each of the Parent and the Borrower authorising acceptance of this letter and nominating the person(s) authorised to sign this letter on its behalf, and in the case of the Borrower the person(s) authorised to give and confirm notices of drawing and other communications required hereunder, together with in each such case their duly authenticated specimen signatures;

       (c) if not already in the Bank's possession, a copy, certified as a true, complete and up-to-date copy by a duly authorised officer of the relevant company, of each of the Memorandum and Articles of Association and the Certificate of Incorporation of each of the Borrower and the Parent; and

       (d) such evidence as the Bank shall require to confirm that the security already held by the Bank described in Clause 6.2 hereof is in full force and effect.

6.2 All amounts owing to the Bank under or pursuant to the Facility shall at all times be secured by:

       (a) unlimited debentures in the Bank's standard form each dated 10th December 1999 from the Borrower, Trikon Holdings Limited, Trikon Equipments Limited, ET Equipments Limited, ET Electrotech Research Limited, Trikon Technologies (Israel) Limited, ET Fabrications Limited and Vacuum Control Systems Limited; and

       (b) an omnibus guarantee and set off agreement in the Bank's standard form dated 10th December 1999 among the Bank, the Borrower, Trikon Holdings Limited, Trikon Equipments Limited, ET Equipments Limited, ET Electrotech Research Limited, Trikon Technologies (Israel) Limited, ET Fabrications Limited and Vacuum Control Systems Limited,

       together the "Security".

       The Security and all other security held by the Bank now or in the future shall be continuing security not only for the Facility but also for all other moneys obligations and liabilities whether certain or contingent at any time due owing or incurred by the Borrower or the relevant guarantor to the Bank.

6.3 The Borrower shall ensure that promptly upon request from the Bank at any time any Subsidiary Undertaking of the Borrower (including without limitation any company which becomes such a Subsidiary Undertaking subsequent to the date of this letter) which is not party to the omnibus guarantee and set off agreement referred to in Clause 6.2 hereof and/or which has not provided a debenture to the Bank shall become party to the security arrangements of this letter by such means as the Bank shall determine. The Borrower shall promptly provide the Bank with such evidence as the Bank shall require to confirm that any accession to the guarantee and set off agreement and any debenture given pursuant to this clause is in full force and effect.

7.     Representations & Warranties
       ----------------------------

7.1 Each of the Parent and the Borrower hereby represents and warrants to the Bank that:

       (a) it is a company duly incorporated and validly existing under the laws of its place of incorporation possessing the capacity to sue or be sued in its own name;

       (b) all action necessary to authorise its execution of this letter and the security documents required pursuant to the terms of this letter to which it is a party and its performance of its respective obligations hereunder and thereunder has been duly taken and neither such execution nor such performance will cause any limit or restriction on its borrowing or other powers, or on the right or ability of its directors (or any of them) to exercise such powers, to be exceeded or breached or will constitute or result in any breach of any agreement, law, requirement or regulation;

       (c) no material litigation, administrative or judicial proceedings are presently pending or threatened against it or any of its Subsidiary Undertakings;

       (d) there has been no material adverse change in the financial condition of it or any of its Subsidiary Undertakings since the date of the Financial Statement received by the Bank prior to the date of this letter; and

       (e)    no Event of Default has occurred and is continuing.

7.2 The Parent and the Borrower shall be deemed to repeat the representations and warranties set out in Clause 7.1 hereof on each day on which any amount remains owing to the Bank hereunder or for as long as the Bank is under any obligation to make the Facility available in each case as if made at each such time with reference to the facts and circumstances then existing.

8.     Undertakings of the Borrower
       ----------------------------

8.1 From the Acceptance Date and for as long as the Bank is under any obligation to make the Facility available or for as long as any moneys or liabilities are owing or incurred to the Bank hereunder the Borrower shall immediately upon becoming aware of the same give the Bank written notice of the occurrence of any Event of Default.

9.     Undertakings of the Parent
       --------------------------

From the Acceptance Date and for as long as the Bank is under any obligation to make the Facility available or for as long as any moneys or liabilities are owing or incurred to the Bank hereunder the Parent:

9.1 shall not, and shall procure that none of its Subsidiary Undertakings shall, without the prior written consent of the Bank:

       (a) factor or otherwise assign or deal with any book or other debts or securities for money now and from time to time due or owing to it or such a Subsidiary Undertaking otherwise than by getting in and realising the same in the ordinary course of business as now conducted;

       (b) materially change the nature of its respective business as now conducted;

       (c) create or permit to subsist or arise any mortgage, charge, pledge or lien or any other security interest or encumbrance (other than a lien arising solely by operation of law in the ordinary course of business) over any of its or such Subsidiary Undertaking's present or future undertaking, property, revenue or assets (except as provided herein);

       (d) enter into or permit to subsist any transaction which, in legal terms, is not a secured Borrowing but which in the Bank's opinion has an economic or a financial or commercial effect similar to that of a secured Borrowing; or

       (e) part with, sell, transfer, lease or otherwise dispose of (or attempt or agree to do any such thing) the whole or any material part of its or such Subsidiary Undertaking's undertaking, property, revenue or assets (either by a single transaction or a number of transactions whether related or not) other than for full value on an arm's length basis; and

9.2 shall comply with the following financial covenants, which covenants shall be tested against all financial information provided to the Bank pursuant to Clauses 9.3 (a) and (b) of this letter:

       (a) the Parent shall not permit the Net Borrowing of the Parent and its Subsidiary Undertakings to exceed 50% of the Consolidated Net Worth; and

       (b) the Parent shall procure that PBIT at all times exceeds 10 times of the aggregate amount of interest paid and payable; and

9.3    shall supply to the Bank's Corporate & Institutional division:

       (a) as soon as practicable (and in any event within 150 days after the close of each of its financial years) copies of its Financial Statement and the accounts of such of its Subsidiary Undertakings as the Bank may from time to time require for that financial year;

       (b) as soon as practicable (and in any event within 75 days of the end of each of its financial half-years) the unaudited consolidated accounts of the Parent for that half-year certified by a director of the Parent;

       (c) as soon as practicable (and in any event within 30 days of the end of each month) copies of the Parent's orders and shipments report for that month, such reports to be in form, substance and content acceptable to the Bank and to be certified by a director of the Parent; and

       (d) promptly on request, such other information regarding the financial condition or the business of the Parent or any of its Subsidiary Undertakings as the Bank may reasonably require; and

9.4 shall ensure that it and each of its Subsidiary Undertakings maintains with reputable underwriters or insurance companies adequate insurance on and over its respective business and assets, such insurance to be against such risks and to the extent usual for persons carrying on a business such as that carried on by the Parent or, as the case may be by the relevant Subsidiary Undertaking and from time to time upon the request of the Bank, shall furnish the Bank with evidence of its compliance with its obligations under this clause; and

9.5 shall immediately upon becoming aware of the same notify the Bank in writing of the occurrence of any Event of Default.

10.    Events of Default
       -----------------

10.1   In the event that:

       (a)    the Borrower fails to pay any sum due hereunder on its due date;

       (b) the Borrower defaults in the due performance or observance of any obligation accepted or undertaking given by it to the Bank or any representation warranty or statement made or deemed made by the Borrower herein or pursuant hereto proves to be incorrect or misleading;

       (c) any other indebtedness of the Borrower becomes due or capable of being declared due prior to the stated due date for payment thereof or the Borrower defaults in the payment when due of any indebtedness or defaults in paying on the due date any sum payable by it under any guarantee, indemnity or similar undertaking given by it or steps are taken to enforce any security for any liability of the Borrower present or future;

       (d) an encumbrancer takes possession or a receiver or similar official is appointed of any of the assets or undertaking of the Borrower or a petition is presented for the making of an administration order or any judgment made against the Borrower is not paid out, stayed or discharged within 14 days;

       (e) proceedings are commenced or a petition is presented (and is not dismissed within 14 days) or an order is made or an effective resolution is passed for the winding up of the Borrower or the Borrower is or becomes insolvent or stops or threatens to stop payment of its debts generally or is deemed unable to pay its debts (whether within the meaning of Section 123 of the Insolvency Act 1986 or otherwise) or the directors of the Borrower become obliged to convene a meeting pursuant to Section 142 of the Companies Act 1985 or the Borrower makes or seeks to make any arrangement or composition with its creditors (whether under Part I of the Insolvency Act 1986 or otherwise);

       (f) any guarantee, other security or other document or arrangement relied upon by the Bank in connection with the Facility ceases to be continuing or ceases to remain in full force and effect or notice of discontinuance is received by the Bank or the Bank reasonably believes that the effectiveness of any such document or arrangement is in doubt or if any provision of such document or arrangement is not complied with for any reason whatsoever;

       (g) the Borrower ceases or threatens to cease to carry on its business in the normal course or fails to maintain or breaches any franchise, licence or right necessary to conduct its business or breaches any legislation relating to its business, including without limitation any applicable environmental protection laws;

       (h) the Borrower ceases to be a wholly owned Subsidiary Undertaking of the Parent, or the persons who now have control of the Borrower cease to have control of the Borrower ("control" having the meaning ascribed to it in Section 840 of the Income and Corporation Taxes Act 1988) or voting control of the Borrower is acquired by any person, or company or group of connected persons (as defined in Section 839 of the Income and Corporation Taxes Act
              1988) not having control of the Borrower at the date hereof; or

       (i) any of the above events mutatis mutandis occur or proceedings analogous or equivalent thereto arise in relation to the Parent, any Subsidiary Undertaking of the Parent or the Borrower or any guarantor of the Facility, then the Bank shall have the right at any time or times thereafter to declare its commitments hereunder cancelled and/or all amounts then outstanding hereunder payable on demand, whereupon such commitments shall be so cancelled and/or such outstandings shall be so payable, and/or to declare the Facility immediately due and payable, whereupon the Borrower shall pay to the Bank the total principal amount outstanding hereunder together with accrued interest thereon and any other amounts payable hereunder.

10.2 If any amount is not paid when due hereunder (including under this clause) the Borrower shall pay to the Bank on demand interest on such sum (whether before or after judgment) at 2.25% per annum above the cost to the Bank as certified by the Bank of funding such sum on the London interbank market for such period or consecutive periods as the Bank in its sole discretion may select, running from the date of such default to the date of receipt of such sum in full by the Bank. Interest, if unpaid, shall be added to the sum in default on the last day of each such period or at 3 monthly intervals whichever is more frequent.

11.    Indemnities
       ------------

11.1 The Borrower shall indemnify the Bank, without prejudice to any of the Bank's other rights hereunder, against any loss or expense as certified by the Bank including legal expenses on a full indemnity basis and loss of profit which the Bank may incur or sustain as a consequence of the occurrence of any Event of Default or any failure by the Borrower to pay any sum demanded by the Bank as a result thereof, or any repayment of any drawing or part thereof being made otherwise than on the last day of its Interest Period or in the amounts and on the dates set out in, or required pursuant to, Clause 3.1 hereof.

12.    Notices
       -------

12.1   All communications from the Borrower in respect of the Facility:

       (a) shall be irrevocable and shall, unless otherwise specified in this letter, be sent to the Bank at Loans Administration Department, Bank House, Wine Street, Bristol BS1 2AN or to such other address as the Bank may notify in writing to the Borrower from time to time; and

       (b) unless required by the terms of this letter to be a written notice (in which case the communication must be given by letter), may be given to the Bank over the telephone or by facsimile transmission. All such communications shall be confirmed by letter within 3 Business Days but, whether or not any such confirmation is received, any such communication received by the Bank purporting to be given by an authorised officer of the Borrower and believed by the Bank to be genuine shall have the same validity as a written notice duly signed by an authorised signatory.

12.2 Any notice or demand to be given by the Bank shall be given in writing and without prejudice to any other effective mode of service shall be deemed to have been sufficiently served if sent to the Borrower at its address given above or to its registered office for the time being.

13.    Payments
       --------

13.1 All payments due from the Borrower hereunder shall be made without any set-off, deduction or withholding of any nature whatsoever.

13.2 The Borrower hereby authorises the Bank to debit the Current Account with the amount of all sterling payments due to the Bank from time to time under the terms of this letter and undertakes to ensure that there will be sufficient cleared funds available on that account or sufficient availability within any agreed overdraft thereon by 12 noon on any relevant date to cover all such payments falling due on that date.

14.    Assignment
       ----------

14.1 This letter shall be binding upon and shall inure only to the benefit of the Bank and the Borrower and their respective successors and assigns, provided that the Borrower shall not assign any of its rights or transfer any of its obligations hereunder without the prior written consent of the Bank. For the avoidance of doubt, the Bank and the Borrower do not intend that any of the terms of this letter should otherwise be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this letter.

14.2 The Borrower agrees that the Bank may at any time or times transfer the Facility to any other office of the Bank or assign and/or transfer all or any part of its rights and/or obligations hereunder or grant any participation in any such rights and/or obligations to any other member of the Lloyds TSB group and/or to any other bank or financial institution without any further consent from the Borrower provided that:

       (a) no transfer of the Bank's obligations shall be effective until such time as the transferee shall have delivered to the Borrower an undertaking to be bound by the terms of this letter as if named as the lender hereunder (following receipt of which the Borrower shall only look to the transferee in respect of that portion of the Bank's obligations assumed by the transferee); and

       (b) unless to another member of the Lloyds TSB group, no transfer of obligations may be made without the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed.

14.3 The Bank may disclose to a potential assignee or transferee or to any other bank or financial institution with which the Bank is proposing to enter into, or has entered into, any agreement pursuant to this clause such information about the Borrower or its Subsidiary Undertakings as the Bank shall consider appropriate.

15.    Miscellaneous
       -------------

15.1 If at any time the Bank delays exercising any of the rights it has under this letter or exercises only part of those rights, it will still have the right to exercise all or any other rights at any later time.

15.2 Without prejudice to the Bank's rights under any set off arrangements the Bank may at any time whether before or after any demand hereunder for payment without notice to the Borrower apply any moneys standing to the credit of the Borrower on any account and whether subject to notice or not and whether denominated in sterling or in any other currency in or towards satisfaction of any liabilities of the Borrower under this letter.

15.3 If the due date for any payment or the last day of any Interest Period would otherwise fall on a non-Business Day, the effective date shall be the next succeeding Business Day.

15.4 All calculations in respect of interest due to the Bank under the Facility shall be on the basis of the actual number of days elapsed and a 365 day year or a 360 day year (as in the opinion of the Bank is market practice for the calculation of interest).

15.5 In this letter reference to (a) any statutory provision shall be deemed to mean and to include a reference to any modification or re-enactment thereof for the time being in force, (b) the London interbank offered rate shall mean and include any rate replacing that rate from time to time, and (c) the Bank of England or the Financial Services Authority shall include any successor to that institution or authority.

15.6 This letter shall be governed by and construed in accordance with the laws of England and Wales.

16.    Period of Offer
       ---------------

16.1 The offer of the Facility is open for acceptance by returning the attached duplicate of this letter with the acknowledgement duly signed by authorised officers of both the Parent and the Borrower to be received by the Bank's Corporate & Institutional division not later than 31st March 2001 failing which the offer will lapse.

Yours faithfully,
For and on behalf of Lloyds TSB Bank plc



R J Surrey
Senior Manager



We hereby acknowledge and accept the terms of your offer dated 6th March 2001 of which this is a duplicate and agree all the terms and conditions therein contained.

Dated this        day of                  2001

Pursuant to a Resolution of the Board dated                 2001

For and on behalf of Trikon Technologies Limited




We hereby acknowledge and accept the terms of your offer dated 6th March 2001 of which this is a duplicate and agree all the terms and conditions therein contained.

Dated this          day of                    2001

Pursuant to a Resolution of the Board dated                          2001

For and on behalf of Trikon Technologies Inc

                            Documentation Risk Department
                            Wholesale & International
                            Lloyds TSB Bank plc   Direct Line: 020 7356 1456
                            71 Lombard Street     Switchboard: 020 7626 1500
                            London                Facsimile:   020 7356 1205
                            EC3P 3BS

                                                  Reference:   D/CMAR/HBMO3316




The Directors                                     13th February 2001
Trikon Technologies Limited
Ringland Way
Newport
Gwent NP6 2TA



Dear Sirs,

                        AMENDMENT LETTER

We refer to a letter dated 8th June 2000 (the "Facility Letter") and to security documents required to be effected thereby from time to time. Pursuant to the foregoing we agreed to make available to Trikon Technologies Limited a loan of up to (pound)5,000,000.

We hereby confirm that the Facility Letter shall be amended so that with effect from the date of the Facility Letter the definition of Parent set out in clause 1 of the Facility Letter shall be deemed to read:

"Parent"   means Trikon Technologies Inc."

and that, notwithstanding such amendment, the references to "the Parent" in clause 5(b) shall be deemed to continue to refer to Trikon Holdings Limited.

All other terms and conditions expressed in the Agreement remain unaltered.

The above amendments shall be effective on the date upon which we receive a copy of this letter signed and accepted by you. From the date of your acceptance the Agreement and this letter shall be construed as one agreement.

Yours faithfully,
For and on behalf of Lloyds TSB Bank plc




R J Surrey
Senior Manager

We hereby acknowledge and accept the terms of your offer dated insert date of which this is a duplicate and agree all the terms and conditions therein contained.

For and on behalf of Trikon Technologies Limited

Signed by  ...............(name)               ................. (name)

           ...............(signature)          .................. (signature)

           ...............(date)               .................. (date)


Acknowledged and agreed.

For and on behalf of Trikon Technologies Inc

Signed by  .................. (name)           .................. (name)

           .................. (signature)      .................. (signature)

           .................. (date)           .................. (date)